Exhibit 99.1

Luminex Corporation Reports Third Quarter 2012 Results

AUSTIN, Texas (October 29, 2012) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the third quarter ended September 30, 2012. Financial and operating highlights include the following:

•	Completed the acquisition of GenturaDx, Inc., effective July 11, 2012. Integration activities are on-track

•	Consolidated third quarter revenue of $50.0 million, a 10 percent increase over the third quarter of 2011

•	Third quarter assay revenue of $16.4 million, a 22 percent increase over the third quarter of 2011

•	Third quarter shipments of 271 multiplexing analyzers that included 127 MAGPIX® systems; cumulative life-to-date multiplexing analyzer shipments are 9,433

•	Achieved a consolidated gross profit margin of 70 percent

•
Operating income for the third quarter of 2012 was $3.4 million compared with operating income of $2.8 million for the same period last year, including recognizing $2.7 million of expenses related to acquisition costs associated with the purchase of GenturaDx

•	Luminex was awarded Defense Threat Reduction Agency (DTRA) contract worth up to $11.6 million over three and one half years

•	Announced that Public Health Wales used Luminex's CE marked xTAG® Gastrointestinal Pathogen Panel for activities during Olympic and Paralympic events that took place in Wales

“We are pleased with the revenue growth in the third quarter, driven by another solid performance by our proprietary assay segment. Our broad and innovative portfolio of assays is a key differentiator in the market and a driver of long term growth for the company. In addition, we are seeing strong and growing interest among labs wishing to evaluate and validate our latest innovative assays, the CE-Marked gastrointestinal pathogen panel and NeoPlex4. We believe that after FDA clearance, these two important assays will contribute meaningfully to the company's long-term growth,” said Patrick J. Balthrop, president and chief executive officer of Luminex.

“With a long standing goal to reduce complexity and increase speed of the testing process, Luminex is constantly evaluating internal and external projects that address every component of the process - chemistry, hardware and software. To this end, the technology we acquired in our acquisition of GenturaDx will provide an elegant, easy to use and scalable platform which combined with our MultiCode® chemistry, will expand our product offerings to current customers as well as attract new customers where low-plex testing and ease of use are top priorities,” Balthrop concluded.

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	September 30,		Variance
	2012	2011	($)	(%)
	(unaudited)

System sales	$8,550	$8,638	$(88)	(1)%
Consumable sales	12,898	11,965	933	8%
Royalty revenue	7,690	7,450	240	3%
Assay revenue	16,439	13,424	3,015	22%
All other revenue	4,470	4,080	390	10%
	$50,047	$45,557	$4,490	10%

	Nine Months Ended
	September 30,		Variance
	2012	2011	($)	(%)
	(unaudited)

System sales	$23,934	$25,452	$(1,518)	(6)%
Consumable sales	35,600	45,364	(9,764)	(22)%
Royalty revenue	23,647	22,118	1,529	7%
Assay revenue	51,246	32,269	18,977	59%
All other revenue	12,620	11,267	1,353	12%
	$147,047	$136,470	$10,577	8%

“In the third quarter, we experienced a healthy rebound in sales growth while maintaining tight cost controls, as demonstrated by both our gross and operating margins,” said Harriss T. Currie, vice president and chief financial officer.  “While we anticipate continued revenue growth in the fourth quarter, we believe it prudent to adjust our annual revenue guidance to account for an increasingly unpredictable budgetary environment among our lab customers, particularly in Europe. This environment has primarily impacted our expectations for systems and assay revenue.”

LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(in thousands, except percentages)

	Three Months Ended
	September 30,		Variance
	2012	2011	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$31,584	$29,918	$1,666	6%
Assays and related products	18,463	15,639	2,824	18%
Total Revenue	50,047	45,557	4,490	10%

Operating income (loss)
Technology and strategic partnerships	4,181	5,428	(1,247)	(23)%
Assays and related products	(814)	(2,608)	1,794	69%
Total Operating income	3,367	2,820	547	19%

	Nine Months Ended
	September 30,		Variance
	2012	2011	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$91,358	$98,064	$(6,706)	(7)%
Assays and related products	55,689	38,406	17,283	45%
Total Revenue	147,047	136,470	10,577	8%

Operating income (loss)
Technology and strategic partnerships	12,722	25,656	(12,934)	(50)%
Assays and related products	2,739	(5,745)	8,484	148%
Total Operating income	15,461	19,911	(4,450)	(22)%

FINANCIAL OUTLOOK AND GUIDANCE

The Company has revised its 2012 annual revenue guidance to a range of $200 and $204 million from $205 and $215 million.

CONFERENCE CALL

Management will host a conference call to discuss the operating highlights and financial results for the third quarter ended September 30, 2012, on Monday, October 29, 2012, at 5:00 p.m. Eastern time / 4:00 p.m. Central time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation's website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the 'replay' link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base; distribution for our instruments; purchases of our consumable products; the development progress and market acceptance of our assay products, including NeoPlex4 and NeoPlex System, Gastrointestinal Pathogen Panel (GPP) and products developed and manufactured by Luminex Madison and Luminex Molecular Diagnostics; the use of GPP at the Olympics and Paralymic events in Wales; anticipated FDA clearance of our products, including GPP, NeoPlex4 and NeoPlex System; the award of a DTRA contract to Luminex; the acquisition of GenturaDx and the status of the integration; Luminex's long-term strategic plan and acquisition strategy; the ability of our investment in current initiatives and new products to deliver high performance solutions, and drive long-term value for our shareholders; and, projected 2012 revenue. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products and technology, the Company's dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company's revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex's ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company's strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex's foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex's Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2012 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,486	$58,282
Restricted cash	—	1,006
Short-term investments	13,117	42,574
Accounts receivable, net	31,229	23,016
Inventories, net	27,213	24,579
Deferred income taxes	3,394	5,991
Prepaids and other	5,759	3,529

Total current assets	109,198	158,977

Property and equipment, net	26,584	25,192
Intangible assets, net	65,757	29,437
Deferred income taxes	15,164	12,817
Long-term investments	6,000	6,151
Goodwill	52,057	42,763
Other	7,745	7,310

Total assets	$282,505	$282,647

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,867	$5,941
Accrued liabilities	12,425	11,047
Deferred revenue	4,071	4,057
Current portion of long term debt	748	999

Total current liabilities	25,111	22,044

Long-term debt	2,102	2,573
Deferred revenue	3,096	3,344
Other	4,242	3,831

Total liabilities	34,551	31,792

Stockholders' equity:
Common stock	41	41
Additional paid-in capital	285,871	297,104
Accumulated other comprehensive gain	1,161	984
Accumulated deficit	(39,119)	(47,274)

Total stockholders' equity	247,954	250,855

Total liabilities and stockholders' equity	$282,505	$282,647

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Revenue	$50,047	$45,557	$147,047	$136,470
Cost of revenue	15,002	17,140	43,830	43,499

Gross profit	35,045	28,417	103,217	92,971

Operating expenses:
Research and development	10,707	7,997	29,785	23,512
Selling, general and administrative	19,941	16,505	54,757	47,268
Amortization of acquired intangible assets	1,030	1,095	3,214	2,280

Total operating expenses	31,678	25,597	87,756	73,060

Income from operations	3,367	2,820	15,461	19,911
Interest expense from long-term debt	(40)	(73)	(162)	(235)
Other income, net	25	72	124	287

Income before income taxes	3,352	2,819	15,423	19,963
Income taxes	(1,676)	(891)	(7,268)	(8,931)

Net income	$1,676	$1,928	$8,155	$11,032

Net income per share, basic	$0.04	$0.05	$0.20	$0.27

Shares used in computing net income per share, basic	41,000	41,391	40,995	41,298

Net income per share, diluted	$0.04	$0.05	$0.19	$0.26

Shares used in computing net income per share, diluted	41,887	42,611	42,117	42,533

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$1,676	$1,928	$8,155	$11,032
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,613	3,287	10,668	8,425
Stock-based compensation	2,338	2,761	7,552	8,301
Deferred income tax expense (benefit)	1,987	(1,913)	2,916	1,466
Excess income tax expense (benefit) from employee stock-based awards	590	(2,640)	(2,183)	(6,345)
Other	472	(427)	655	(122)
Changes in operating assets and liabilities:
Accounts receivable, net	(5,043)	(5,252)	(8,226)	1,404
Inventories, net	(877)	2,166	(2,604)	3,373
Other assets	(663)	482	(2,294)	(704)
Accounts payable	1,637	2,360	1,706	(1,894)
Accrued liabilities	(792)	4,026	(2,007)	4,193
Deferred revenue	(330)	(20)	(237)	(480)

Net cash provided by operating activities	4,608	6,758	14,101	28,649

Cash flows from investing activities:
Purchases of available-for-sale securities	(2,994)	(5,022)	(13,489)	(34,269)
Sales and maturities of available-for-sale securities	13,070	11,539	43,075	25,716
Purchase of property and equipment	(2,152)	(3,322)	(7,509)	(7,120)
Business acquisition consideration, net of cash acquired	(48,277)	—	(48,277)	(33,914)
Purchase of cost method investment	(1,000)	—	(1,000)	(2,000)
Acquired technology rights	(51)	(439)	(342)	(526)

Net cash (used in) provided by investing activities	(41,404)	2,756	(27,542)	(52,113)

Cash flows from financing activities:
Payments on debt	—	—	(1,025)	(885)
Proceeds from employee stock plans and issuance of common stock	861	2,616	3,224	3,434
Payments for stock repurchases	(11,036)	(5,054)	(20,916)	(9,740)
Excess income tax (expense) benefit from employee stock-based awards	(590)	2,640	2,183	6,345

Net cash (used in) provided by financing activities	(10,765)	202	(16,534)	(846)

Effect of foreign currency exchange rate on cash	149	(245)	179	(96)
Change in cash and cash equivalents	(47,412)	9,471	(29,796)	(24,406)
Cash and cash equivalents, beginning of period	75,898	55,610	58,282	89,487

Cash and cash equivalents, end of period	$28,486	$65,081	$28,486	$65,081